Exhibit 99.1

Retractable Technologies, Inc.’s Normal Policy Is Not to Comment on Unusual Market Activity

LITTLE ELM, Texas—April 25, 2011— In view of the unusual market activity in the common stock of Retractable Technologies, Inc. (NYSE AMEX:RVP) on April 25, 2011, the NYSE has contacted us in accordance with its usual practice.  It is our normal policy not to comment on unusual market activity.

Investor Contact:

Douglas W. Cowan

Vice President and Chief Financial Officer

(888) 806-2626 or (972) 294-1010